SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	86-0226984

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20410 North 19th Avenue, Phoenix, Arizona 85027

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-109430

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Common Stock, $0.0001 par value	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

ITEM 1. Description Of Registrant’s Securities To Be Registered.
ITEM 2. Exhibits.
SIGNATURE

ITEM 1. Description Of Registrant’s Securities To Be Registered.

     A description of the Common Stock of Universal Technical Institute, Inc. (the “Registrant”) is set forth under the heading “Description of Capital Stock” in the prospectus forming part of Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, file No. 333-109430, filed on October 3, 2003, and as amended from time to time thereafter (the “Registration Statement”), which description is incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

ITEM 2. Exhibits.

     None.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC

Date: December 5, 2003	By:	/s/ Robert D. Hartman
Robert D. Hartman
Chairman of the Board